EXHIBIT 99

EMC INSURANCE GROUP INC. REPORTS
2009 FOURTH QUARTER AND
YEAR-END RESULTS

Fourth Quarter 2009
Operating Income Per Share – $0.98
Net Income Per Share – $2.10
Catastrophe and Storm Losses Per Share – $0.03
Large Losses Per Share – $0.58
GAAP Combined Ratio – 94.7 percent

Year Ended December 31, 2009
Operating Income Per Share – $2.55
Net Income Per Share – $3.44
Catastrophe and Storm Losses Per Share – $1.55
Large Losses Per Share –  $1.74
GAAP Combined Ratio – 100.2 percent

DES MOINES, Iowa (February 25, 2010) - EMC Insurance Group Inc. (Nasdaq/NGS:EMCI) today reported operating income of $0.98 per share for the fourth quarter ended December 31, 2009, compared to operating income of $0.42 per share for the fourth quarter of 20081.  Operating income for the year ended December 31, 2009 was $2.55 per share, compared to $1.05 per share in 2008.

Net income, including realized investment gains and losses, totaled $27,549,000 ($2.10 per share) for the fourth quarter of 2009 compared to $474,000 ($0.04 per share) for the fourth quarter of 2008. Net income for the year ended December 31, 2009 was $45,371,000 ($3.44 per share), compared to a net loss of $1,705,000 ($0.13 per share) in 2008.

“We are pleased with our improved performance in 2009,” stated Bruce G. Kelley, President and Chief Executive Officer. “2009 operating results for the property and casualty insurance segment were in line with our expectations,” continued Kelley. “Premium rates began stabilizing during the second quarter, but did not improve to the extent we anticipated one year ago due to the lagging effects of the weak economy.  Premium rates did improve somewhat in the personal lines of business during the second half of the year, but the commercial lines of business, which account for more than 80% of our property and casualty insurance premiums, remained very competitive. Pricing in the reinsurance marketplace improved with the January 1 renewals, but declined somewhat as the year progressed. ”

Kelley went on to say that, “storm losses, while higher than average due to active Midwest weather patterns, were significantly lower than the record amount experienced in 2008.  This reduction in storm losses, coupled with some favorable reserve development and a significant increase in the market value of our investment portfolio, contributed to a 22.5% increase in the book value of our stock.”

Premiums earned declined 2.6 percent to $98,726,000 for the fourth quarter of 2009, from $101,313,000 for the fourth quarter of 2008.  Premiums earned for the year ended December 31, 2009 decreased 1.4 percent to $384,011,000 from $389,318,000 in 2008.

Investment income increased 2.4 percent to $12,505,000 for the fourth quarter of 2009 from $12,213,000 for the fourth quarter of 2008, primarily due to the reinvestment of short-term holdings into Build America Bonds.  Investment income for the year ended December 31, 2009 decreased 1.3 percent to $47,759,000 from $48,403,000 in 2008.

The Company experienced $9,383,000 ($0.47 per share after tax) of favorable development on prior years’ reserves during the fourth quarter of 2009 compared to $5,127,000 ($0.25 per share after tax) in the fourth quarter of 2008.  The amount for 2009 includes $4,160,000 ($0.21 per share after tax) of favorable reserve development in the reinsurance subsidiary that resulted from a reduction in the bulk IBNR reserve and the winding down of the MAERP Reinsurance Association.  For the year ended December 31, 2009, favorable development on prior years’ reserves totaled $48,622,000 ($2.39 per share after tax) compared to $35,308,000 ($1.70 per share after tax) in 2008.  Included in the above amounts is $507,000 ($0.03 per share after tax) and $3,476,000 ($0.17 per share after tax) of favorable development on prior years’ catastrophe and storm loss reserves during the fourth quarter and year ended December 31, 2009.  For comparative purposes, favorable development on prior years’ catastrophe and storm loss reserves totaled $355,000 ($0.02 per share after tax) and $1,711,000 ($0.08 per share after tax) for the same periods in 2008.

As previously reported, the Company sold its entire holdings of Verisk Analytics, Inc. common stock during the fourth quarter in connection with that company’s initial public offering.  This sale resulted in a net realized investment gain of $14,608,000, or $1.11 per share.

“Other-than-temporary” investment impairment losses declined to $381,000 in the fourth quarter of 2009 from the record $9,248,000 reported in the fourth quarter of 2008.  For the year ended December 31, 2009, “other-than-temporary” investment impairment losses totaled $10,108,000, compared to the record $30,921,000 recognized in 2008.

Catastrophe and storm losses totaled $520,000 ($0.03 per share after tax) in the fourth quarter of 2009 compared to $2,058,000 ($0.10 per share after tax) in the fourth quarter of 2008.  Catastrophe and storm losses for the year ended December 31, 2009 totaled $31,465,000 ($1.55 per share after tax) compared to a record $52,484,000 ($2.52 per share after tax) in 2008.  Catastrophe and storm losses accounted for 8.2 percentage points of the combined ratio for the year ended December 31, 2009, which is higher than the 8-year average of 6.5 percentage points for the period 2000 to 2007, but significantly lower than the record 13.5 percentage points experienced in 2008.

  Large losses, which the Company defines as losses greater than $250,000, excluding catastrophe and storm losses, declined to $7,650,000 ($0.58 per share after taxes) in the fourth quarter of 2009 from $8,923,000 ($0.67 per share after taxes) in the fourth quarter of 2008.  For the year ended December 31, 2009, large losses totaled $22,938,000 ($1.74 per share after taxes), compared to $24,895,000 ($1.84 per share after taxes) in 2008.

The Company’s GAAP combined ratio was 94.7 percent in the fourth quarter of 2009 compared to 105.4 percent in the fourth quarter of 2008. For the year ended December 31, 2009, the Company’s GAAP combined ratio was 100.2 percent compared to 108.3 percent in 2008.

At December 31, 2009, consolidated assets totaled $1.2 billion, including $1.0 billion in the investment portfolio; stockholders’ equity increased 21.0 percent to $342.4 million; and the net book value of the Company’s stock was $26.11 per share, an increase of 22.5 percent from $21.32 per share at December 31, 2008.

As announced on February 3, 2010, management is projecting that 2010 operating income will be within a range of $1.90 to $2.15 per share. This guidance is based on a projected GAAP combined ratio of 103.7 percent for the year.

As of December 31, 2009, 736,133 shares of the Company’s common stock have been purchased under the Company’s $25 million stock repurchase program at a cost of approximately $17.9 million.  The timing and terms of the purchases are determined by management based on market conditions, and the transactions are conducted in accordance with the applicable rules of the SEC.  Common stock purchased under this program is being retired by the Company.  The Company’s parent organization, Employers Mutual Casualty Company, has a stock purchase program in place as well, with about $4.5 million of its $15 million authorization remaining.  This program is currently dormant and will not be reactivated until the Company’s repurchase program is completed.

The Company will hold an earnings teleconference call at 11:00 a.m. eastern standard time on February 25, 2010 to allow securities analysts, stockholders and other interested parties the opportunity to hear management discuss the Company’s results for the year ended December 31, 2009, as well as its expectations for the ensuing year. Dial-in information for the call is toll-free 1-877-407-8031 (International: 1-201-689-8031). The event will be archived and available for digital replay through March 11, 2010. The replay access information is toll-free 1-877-660-6853 (International: 1-201-612-7415); passcodes required for playback: account number 286, conference ID number 342676.

Members of the news media, investors and the general public are invited to access a live webcast of the conference call via http://www.investorcalendar.com or the Company’s investor relations page at www.emcins.com/ir.  The webcast will be archived and available for replay until May 25, 2010. A transcript of the teleconference will also be available on the Company’s website shortly after the completion of the teleconference.

EMC Insurance Group Inc., the publicly-held insurance holding company of EMC Insurance Companies, owns subsidiaries with operations in property and casualty insurance and reinsurance. EMC Insurance Companies is one of the largest property and casualty entities in Iowa and among the top 60 insurance entities nationwide based on premium volume. For more information, visit our website www.emcinsurance.com.

The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements.  Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management.  These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management.  If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements.  The risks and uncertainties that may affect the actual results of the Company include, but are not limited to, the following:

•	catastrophic events and the occurrence of significant severe weather conditions;
•	the adequacy of loss and settlement expense reserves;
•	state and federal legislation and regulations;
•	changes in the property and casualty insurance industry, interest rates or the performance of financial markets and the general economy;
•	rating agency actions;
•	“other-than-temporary” investment impairment losses; and
•	other risks and uncertainties inherent to the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K.

Management intends to identify forward-looking statements when using the words “believe”, “expect”, “anticipate”, “estimate”, “project” or similar expressions.  Undue reliance should not be placed on these forward-looking statements.

¹The Company uses a non-GAAP financial measure called “operating income” that management believes is useful to investors because it illustrates the performance of our normal, ongoing operations, which is important in understanding and evaluating our financial condition and results of operations.  While this measure is consistent with measures utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, the Company has provided the following reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income. Management also uses non-GAAP financial measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance.

Reconciliation of operating income to net income:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Operating income	$12,801,577	$5,555,249	$33,721,138	$14,190,727
Net realized investment gains (losses)	14,747,267	(5,081,709)	11,649,476	(15,896,100)
Net income (loss)	$27,548,844	$473,540	$45,370,614	$(1,705,373)

CONSOLIDATED STATEMENTS OF INCOME

	Property and
	Casualty		Parent
Quarter Ended December 31, 2009	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$77,520,877	$21,204,653	$-	$98,725,530
Investment income, net	9,345,570	3,163,326	(4,253)	12,504,643
Other income	177,186	2,543	-	179,729
	87,043,633	24,370,522	(4,253)	111,409,902
Losses and expenses:
Losses and settlement expenses	49,291,089	8,241,260	-	57,532,349
Dividends to policyholders	1,816,687	-	-	1,816,687
Amortization of deferred policy acquisition costs	19,928,255	4,085,472	-	24,013,727
Other underwriting expenses	9,149,267	932,926	-	10,082,193
Interest expense	225,000	-	-	225,000
Other expenses	240,999	(364,633)	315,755	192,121
	80,651,297	12,895,025	315,755	93,862,077
Operating income (loss) before income taxes	6,392,336	11,475,497	(320,008)	17,547,825
Realized investment gains	22,641,978	46,126	-	22,688,104
Income (loss) before income taxes	29,034,314	11,521,623	(320,008)	40,235,929
Income tax expense (benefit):
Current	7,310,872	2,018,308	(112,002)	9,217,178
Deferred	1,818,792	1,651,115	-	3,469,907
	9,129,664	3,669,423	(112,002)	12,687,085
Net income (loss)	$19,904,650	$7,852,200	$(208,006)	$27,548,844
Average shares outstanding				13,113,534
Per Share Data:
Net income (loss) per share - basic and diluted	$1.52	$0.60	$(0.02)	$2.10
Catastrophe and storm losses (after tax)	$0.04	$(0.07)	$-	$(0.03)
Dividends per share				$0.18
Other Information of Interest:
Net written premiums	$63,193,817	$20,937,704	$-	$84,131,521
Catastrophe and storm losses	$(809,043)	$1,328,769	$-	$519,726
GAAP Combined Ratio:
Loss ratio	63.6%	38.9%	-	58.3%
Expense ratio	39.8%	23.6%	-	36.4%
	103.4%	62.5%	-	94.7%

	Property and
	Casualty		Parent
Quarter Ended December 31, 2008	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$79,084,507	$22,228,595	$-	$101,313,102
Investment income, net	9,217,233	2,971,962	23,399	12,212,594
Other income	127,440	-	-	127,440
	88,429,180	25,200,557	23,399	113,653,136
Losses and expenses:
Losses and settlement expenses	52,857,706	19,419,641	-	72,277,347
Dividends to policyholders	2,794,081	-	-	2,794,081
Amortization of deferred policy acquisition costs	19,071,697	4,136,793	-	23,208,490
Other underwriting expenses	7,542,183	982,948	-	8,525,131
Interest expense	225,000	-	-	225,000
Other expenses	156,242	(303,559)	333,095	185,778
	82,646,909	24,235,823	333,095	107,215,827
Operating income (loss) before income taxes	5,782,271	964,734	(309,696)	6,437,309
Realized investment losses	(5,527,907)	(2,290,108)	-	(7,818,015)
Income (loss) before income taxes	254,364	(1,325,374)	(309,696)	(1,380,706)
Income tax benefit:
Current	(3,817,402)	(2,232,060)	(108,394)	(6,157,856)
Deferred	2,925,053	1,378,557	-	4,303,610
	(892,349)	(853,503)	(108,394)	(1,854,246)
Net income (loss)	$1,146,713	$(471,871)	$(201,302)	$473,540
Average shares outstanding				13,290,907
Per Share Data:
Net income (loss) per share - basic and diluted	$0.09	$(0.04)	$(0.01)	$0.04
Catastrophe and storm losses (after tax)	$(0.02)	$(0.08)	$-	$(0.10)
Dividends per share				$0.18
Other Information of Interest:
Net written premiums	$63,312,384	$22,127,584	$-	$85,439,968
Catastrophe and storm losses	$469,178	$1,588,738	$-	$2,057,916
GAAP Combined Ratio:
Loss ratio	66.8%	87.4%	-	71.3%
Expense ratio	37.2%	23.0%	-	34.1%
	104.0%	110.4%	-	105.4%

	Property and
	Casualty		Parent
Year Ended December 31, 2009	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$308,079,036	$75,931,865	$-	$384,010,901
Investment income, net	35,679,586	12,069,177	10,543	47,759,306
Other income	752,635	2,543	-	755,178
	344,511,257	88,003,585	10,543	432,525,385
Losses and expenses:
Losses and settlement expenses	199,124,285	49,625,174	-	248,749,459
Dividends to policyholders	9,090,655	-	-	9,090,655
Amortization of deferred policy acquisition costs	73,409,970	14,582,779	-	87,992,749
Other underwriting expenses	36,841,268	2,175,711	-	39,016,979
Interest expense	900,000	-	-	900,000
Other expenses	855,846	(29,237)	1,346,388	2,172,997
	320,222,024	66,354,427	1,346,388	387,922,839
Operating income (loss) before income taxes	24,289,233	21,649,158	(1,335,845)	44,602,546
Realized investment gains (losses)	19,581,814	(1,659,543)	-	17,922,271
Income (loss) before income taxes	43,871,047	19,989,615	(1,335,845)	62,524,817
Income tax expense (benefit):
Current	11,296,988	4,886,576	(467,545)	15,716,019
Deferred	735,709	702,475	-	1,438,184
	12,032,697	5,589,051	(467,545)	17,154,203
Net income (loss)	$31,838,350	$14,400,564	$(868,300)	$45,370,614
Average shares outstanding				13,207,105
Per Share Data:
Net income (loss) per share - basic and diluted	$2.41	$1.09	$(0.06)	$3.44
Catastrophe and storm losses (after tax)	$(1.37)	$(0.18)	$-	$(1.55)
Dividends per share				$0.72
Book value per share				$26.11
Effective tax rate				27.4%
Annualized net income as a percent of beg. SH equity				16.0%
Other Information of Interest:
Net written premiums	$312,814,883	$75,901,429	$-	$388,716,312
Catastrophe and storm losses	$27,898,729	$3,565,791	$-	$31,464,520
GAAP Combined Ratio:
Loss ratio	64.6%	65.4%	-	64.8%
Expense ratio	38.8%	22.0%	-	35.4%
	103.4%	87.4%	-	100.2%

	Property and
	Casualty		Parent
Year Ended December 31, 2008	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$315,598,049	$73,719,749	$-	$389,317,798
Investment income, net	36,329,609	11,912,452	161,312	48,403,373
Other income	626,499	-	-	626,499
	352,554,157	85,632,201	161,312	438,347,670
Losses and expenses:
Losses and settlement expenses	232,538,251	61,727,042	-	294,265,293
Dividends to policyholders	5,822,521	-	-	5,822,521
Amortization of deferred policy acquisition costs	73,064,705	14,799,244	-	87,863,949
Other underwriting expenses	30,989,615	2,709,106	-	33,698,721
Interest expense	889,375	-	-	889,375
Other expenses	568,848	(256,599)	1,330,077	1,642,326
	343,873,315	78,978,793	1,330,077	424,182,185
Operating income (loss) before income taxes	8,680,842	6,653,408	(1,168,765)	14,165,485
Realized investment losses	(16,811,900)	(7,643,639)	-	(24,455,539)
Loss before income taxes	(8,131,058)	(990,231)	(1,168,765)	(10,290,054)
Income tax expense (benefit):
Current	(6,833,429)	(805,907)	(409,068)	(8,048,404)
Deferred	522,159	(1,058,436)	-	(536,277)
	(6,311,270)	(1,864,343)	(409,068)	(8,584,681)
Net income (loss)	$(1,819,788)	$874,112	$(759,697)	$(1,705,373)
Average shares outstanding				13,534,147
Per Share Data:
Net income (loss) per share - basic and diluted	$(0.14)	$0.06	$(0.05)	$(0.13)
Catastrophe and storm losses (after tax)	$(2.13)	$(0.39)	$-	$(2.52)
Dividends per share				$0.72
Book value per share				$21.32
Effective tax rate				(83.4)%
Annualized net income as a percent of beg. SH equity				(0.5)%
Other Information of Interest:
Net written premiums	$312,987,369	$73,617,740	$-	$386,605,109
Catastrophe and storm losses	$44,439,082	$8,045,176	$-	$52,484,258
GAAP Combined Ratio:
Loss ratio	73.7%	83.7%	-	75.6%
Expense ratio	34.8%	23.8%	-	32.7%
	108.5%	107.5%	-	108.3%

CONSOLIDATED BALANCE SHEETS

	December 31,
	2009	2008
ASSETS
Investments:
Fixed maturities:
Securities held-to-maturity, at amortized cost (fair value $460,877 and $572,852)	$410,005	$534,759
Securities available-for-sale, at fair value (amortized cost $858,129,177 and $821,306,951)	884,688,114	812,868,835
Fixed maturity securities on loan:
Securities available-for-sale, at fair value (amortized cost $14,065,597 and $8,923,745)	14,492,872	8,950,052
Equity securities available-for-sale, at fair value (cost $73,114,920 and $75,025,666)	90,189,979	88,372,207
Other long-term investments, at cost	47,083	66,974
Short-term investments, at cost	55,390,096	54,373,082
Total investments	1,045,218,149	965,165,909

Balances resulting from related party transactions with
Employers Mutual:
Reinsurance receivables	30,544,558	36,355,047
Prepaid reinsurance premiums	5,112,386	4,157,055
Deferred policy acquisition costs	36,650,628	34,629,429
Other assets	2,058,189	2,534,076

Cash	278,534	182,538
Accrued investment income	11,082,132	12,108,129
Accounts receivable	1,611,740	23,041
Income taxes recoverable	-	11,859,539
Deferred income taxes	15,044,357	30,819,592
Goodwill	941,586	941,586
Securities lending collateral	14,941,880	9,322,863
Other assets	2,303,654	-
Total assets	$1,165,787,793	$1,108,098,804

	December 31,
	2009	2008
LIABILITIES
Balances resulting from related party transactions with
Employers Mutual:
Losses and settlement expenses	$553,787,770	$573,031,853
Unearned premiums	159,486,096	154,446,205
Other policyholders' funds	7,918,665	6,418,870
Surplus notes payable	25,000,000	25,000,000
Indebtedness to related party	13,488,724	20,667,196
Employee retirement plans	18,176,720	19,331,007
Other liabilities	20,335,197	16,964,452

Losses and settlement expenses	2,363,807	-
Income taxes payable	5,488,760	-
Securities lending obligation	14,941,880	9,322,863
Other liabilities	2,382,489	-
Total liabilities	823,370,108	825,182,446

STOCKHOLDERS' EQUITY
Common stock, $1 par value, authorized 20,000,000 shares; issued and outstanding, 13,114,481 shares in 2009 and 13,267,668 shares in 2008	13,114,481	13,267,668
Additional paid-in capital	92,804,282	95,639,349
Accumulated other comprehensive income (loss):
Unrealized net losses on fixed income securities with OTTI	(104,847)	-
Other unrealized net gains	28,744,673	3,207,576
Employee retirement plans	(12,587,484)	(13,137,688)
Total accumulated other comprehensive income (loss)	16,052,342	(9,930,112)
Retained earnings	220,446,580	183,939,453
Total stockholders' equity	342,417,685	282,916,358
Total liabilities and stockholders' equity	$1,165,787,793	$1,108,098,804

The Company had total cash and invested assets with a carrying value of $1.0 billion and $965.3 million as of December 31, 2009 and December 31, 2008, respectively.  The following table summarizes the Company’s cash and invested assets as of the dates indicated:

	December 31, 2009
			Percent of
	Amortized	Fair	Total	Carrying
($ in thousands)	Cost	Value	Fair Value	Value
Fixed maturity securities held-to-maturity	$410	$461	0.1%	$410
Fixed maturity securities available-for-sale	872,195	899,181	86.0%	899,181
Equity securities available-for-sale	73,115	90,190	8.6%	90,190
Cash	279	279	-	279
Short-term investments	55,390	55,390	5.3%	55,390
Other long-term investments	47	47	-	47
	$1,001,436	$1,045,548	100.0%	$1,045,497

	December 31, 2008
			Percent of
	Amortized	Fair	Total	Carrying
($ in thousands)	Cost	Value	Fair Value	Value
Fixed maturity securities held-to-maturity	$535	$573	0.1%	$535
Fixed maturity securities available-for-sale	830,231	821,819	85.1%	821,819
Equity securities available-for-sale	75,026	88,372	9.2%	88,372
Cash	182	182	-	182
Short-term investments	54,373	54,373	5.6%	54,373
Other long-term investments	67	67	-	67
	$960,414	$965,386	100.0%	$965,348

NET WRITTEN PREMIUMS

	Three Months Ended			Twelve Months Ended
	December 31, 2009			December 31, 2009
		Percent of			Percent of
		Increase/			Increase/
	Percent of	(Decrease) in		Percent of	(Decrease) in
	Net Written	Net Written		Net Written	Net Written
	Premiums	Premiums		Premiums	Premiums
Property and Casualty Insurance
Commercial Lines:
Automobile	15.9%	(1.1	) %	16.7%	(3.3	) %
Liability	13.8%	(12.4	) %	15.9%	(7.9	) %
Property	14.9%	2.3%		16.4%	4.0%
Workers' Compensation	13.6%	(8.1	) %	17.1%	-%
Other	2.2%	(1.0	) %	2.2%	(2.7	) %
Total Commercial Lines	60.4%	(4.8	) %	68.3%	(2.0	) %

Personal Lines:
Automobile	9.3%	40.0%		7.2%	22.3%
Property	5.3%	5.3%		4.9%	0.4%
Liability	0.1%	(10.7	) %	0.1%	(6.9	) %
Total Personal Lines	14.7%	24.6%		12.2%	12.1%
Total Property and Casualty Insurance	75.1%	(0.2	) %	80.5%	(0.1	) %

Reinsurance	24.9%	(5.4	) %	19.5%	3.1%
Total	100.0%	(1.5	) %	100.0%	0.5%